EXHIBIT 77O
                                                                     -----------

                       MASSMUTUAL PARTICIPATION INVESTORS

                                RULE 10F-3 REPORT

NAME OF FUND: MASSMUTUAL PARTICIPATION INVESTORS
NAME OF SUB-ADVISOR: BABSON CAPITAL MANAGEMENT LLC
RULE 10F-3 REPORT - ACQUISITION OF SECURITIES DURING EXISTENCE OF AN UNDERWRITING OR SELLING SYNDICATE IN THE 4TH QUARTER OF 2006.
NAME OF AFFILIATE MEMBER OF UNDERWRITING OR SELLING SYNDICATE - JEFFERIES & CO.

=============== =============== =============== ============= ================= =====================================
Type of         Issuer Name     Description     Date of       Underwriter       Name of Affiliated Underwriter
Security*                       of Security     Purchase      from who          managing or participating in
(indicate A,                                                  purchased         syndicate (attach list of all
B, C, D or E)                                                                   members of syndicate)
=============== =============== =============== ============= ================= =====================================
A               Spirit          Common          11/20/06      Morgan Stanley    Jefferies & Co.
                Aerosystems     Stock
                Holdings Inc.

* Indicate (A) if part of an issue registered under the Securities Act of 1933 that is being offered to the public, (B) part of an issue of government securities, as defined in section 2(a)(16) of the Investment Company Act of 1940, (C) if Eligible Municipal Securities, (D) if Securities sold in an Eligible Foreign Offering, (E) if Securities sold in an Eligible Rule 144A Offering.


===================== ============================ ================================== ===============================
                      (X)                          (Y)
Aggregate principal   Aggregate principal amount   The principal amount of the        Purchase price, net of fees
amount of purchase    of such class of             offering of such class sold by     and expenses
of any class of the   securities being offered     underwriters or members of the     [MAY NOT EXCEED COLUMN (Z)
offering $ and # of   [FOR SECURITIES NOT          selling syndicate to qualified     UNLESS OFFERED FOR
shares. [THIS         PURCHASED IN AN ELIGIBLE     institutional buyers, as defined   SUBSCRIPTION UPON EXERCISE OF
AMOUNT, WHEN ADDED    RULE 144A OFFERING]          in Rule 144A(a)(1), plus (b) the   RIGHTS]
TO PURCHASES BY                                    principal amount of the offering
OTHER INVESTMENT                                   of such class in any concurrent
COMPANIES FOR WHOM                                 public offering.
THE ADVISER AND THE                                [FOR SECURITIES PURCHASED IN AN
RELEVANT                                           ELIGIBLE RULE 144A OFFERING]
SUB-ADVISER, IF
ANY, ACT AS
ADVISER, MAY NOT
EXCEED 25% OF
COLUMN (X) OR (Y)
===================== ============================ ================================== ===============================
$62,500               $1432.17 Mln                 N/A                                $26.00 per share
2500  Shares                                                                          $26,000 principal

==================== ======================================================= ========================================
                     (Z)
Date offering        Price paid by each other purchaser in the offering or   Commission, spread or profit
commenced            in any concurrent offering of the securities prior to
                     close of first full business day on which sales are
                     made.
-------------------- ------------------------------------------------------- ----------------------------------------
11/20/06                                $26.00 per share                     Gross Spread: $1.300
                                                                             Selling Concession: $0.780

The undersigned certifies that the information contained herein is complete and accurate and the following conditions have been satisfied:

1. The purchase price did not exceed the price paid by each other purchaser in the offering or in any concurrent offering of the securities prior to the close of the first full business day on which sales are made (or, if a rights offering, the securities were purchased on the fourth day preceding the day on which the offering terminated).

2.   The underwriting was a firm commitment underwriting.

3. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

4. For securities that are not municipal securities - The issuer has been in continuous operation for not less than three years, including the operations of any predecessors.

5. For municipal securities only - The issue of securities has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid has been in operation less than three years (including the operations of any predecessors), it has received one of the three highest ratings from at least one such rating service.

6. The amount of such securities purchased by all of the investment companies advised by the adviser and the relevant sub-adviser(s) to the Fund purchasing such securities did not exceed 25% of column X or Y.

7.   No Affiliated Underwriter was a direct or indirect participant in the sale.

8. Each transaction specified in this report has been effected in compliance with SEC Rule 10f-3.

                         SPIRIT AEROSYSTEMS HOLDING INC.
                     Non-affiliated brokers in the syndicate




Credit Suisse
Goldman Sachs & Co.
Morgan Stanley
Bank of America Securities LLC
Citigroup Global Markets Inc.
Cowen & Co.
Deutsche Bank Securities Inc.
GMP Securities LP
Lehman Brothers
Merrill Lynch & Co.
RBC Capital Markets
Scotia Capital Inc.
UBS Securities
Westwind Partners Inc.


















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